UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

Element 21 Golf Company

(Exact name of registrant as specified in its charter)

Delaware	000-15260	88-0218411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay W # 455, Toronto, Ontario, Canada	M5J 1A7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-710-2021

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Element 21 Golf Company, a Delaware corporation (the “Company”) adopted resolutions approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock to 300,000,000 shares of common stock and 5,000,000 shares of preferred stock.

During the special meeting of the Company’s stockholders on May 8, 2006, the stockholders approved the amendment to the Company’s Certificate of Incorporation. The amendment to the Certificate of Incorporation was executed by the Company and filed with the Secretary of State of Delaware on May 9, 2006. The Certificate of Amendment became effective upon filing. A copy of the Certificate of Amendment is filed herewith as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

3(i)	Certificate of Amendment of Certificate of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

Date: May 12, 2006	By:	/s/ Nataliya Hearn
Nataliya Hearn
President

Exhibit Index

Exhibit Number	Description

3(i)	Certificate of Amendment of Certificate of Incorporation